SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 18, 2008
Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA	92562
(Address of principal executive offices)	(Zip code)

(951) 894-6597
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 18, 2008, the board elected Doug Milnor to the position of Chief Operating Officer.

Doug Milnor has more than 20 years of experience managing marketing, sales and finance departments.  Mr. Milnor has spent over 18 years in the Financial Services Sector, holding Senior Management titles for some of the largest financial organizations in the US, such as BankAmerica, US Bank and Metris Companies.  At Metris Companies, Mr. Milnor had the privilege of being responsible for all aspects of the new account acquisition and product development departments, including: designing, developing and maintaining the systems and infrastructure supporting the business; managing the marketing, brand development, rollout and integration of new products, client and association relationships, and leading the business’ new account growth initiatives. Mr. Milnor was the 13th employee hired at Metris and was critical in leading this department from infancy through a public offering in 1997. From 2000 to 2005, Mr. Milnor was directly responsible for the overall profitability, sales, marketing and funding of NASBA Capital, Inc., which was originally developed as an equipment finance organization designed to meet the needs of the 14,000 members of the NASBA technology association. NASBA Capital evolved into an all encompassing finance organization to include; equipment financing, merchant services, consumer finance programs, asset-based financing and various stage financing. For the past several years, Mr. Milnor has worked for Draft/FCB Worldwide, one of the nations largest advertising agencies. During his tenure there, he was responsible for managing the marketing initiatives for clients such as Xerox, RSA Security, Liebert Technology and Kaiser Permanente. Mr. Milnor holds a BSS in Business and Economics from Western Washington University 1986.

Mr. Milnor will receive a salary of $50,000 per year for his part-time efforts until such time as the Companys achieve significant progress as defined in Mr. Milnor’s soon-to-be-executed employment agreement. At such time as the Compnay has achieved such significant progress, Mr. Milnor will receive a salary of $150,000 per year for his full-time efforts, and receive a relocation package. The Company has granted, subject to the execution of a more formal employment agreement, Mr. Milnor four million shares of the Company’s common stock subject to a leak-out lock-up agreement and right of repurchase of 90% of the shares, 70% of the shares, and 50% of the shares, during each of the next three years, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: January 23, 2008	By:	/s/ Troy Lyndon
	Name:	Troy Lyndon
	Title:	Chief Executive Officer

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